Exhibit 99.1

i2 Announces Global Restructuring

DALLAS – March 30, 2005 – i2 Technologies, Inc. (OTC: ITWH), a leading provider of demand-driven supply chain solutions designed to enable business agility, today announced a resizing plan that is expected to reduce operating expenses to below $70 million, down from $85 million in the fourth quarter of 2004. As part of the resizing plan, the company expects to incur a restructuring charge in the first quarter of 2005.

According to i2 chief executive officer Michael McGrath, the resizing is part of a plan to return i2 to profitability. “When I joined i2 at the end of February, I was given a mandate by the Board of Directors to resize and refocus i2, while at the same time establishing a strong foundation for future growth. We need to regain the respect and confidence of our shareholders, and this resizing is a major part of our commitment to making that happen.”

The operating expense reductions are expected to be achieved through a global workforce reduction of up to 15 percent of employees, coupled with additional program and operating expense reductions in most organizations and regions.

McGrath emphasized that the resizing plan is unlike the company’s previous cost reduction efforts because it is primarily focused on reducing i2’s organizational structure and overhead to make the company more efficient for today’s marketplace. “It is my goal to make i2 one of the most productive software and solutions companies in the world, and this is the first step. Our next step will be to seek significant improvements in some of i2’s core business processes to enable greater productivity with a lower cost structure.”

McGrath also stressed that customer success remains a top priority for the company, and that the planned headcount and expense reductions should not jeopardize customer success. “We take our responsibility and commitment to our customers seriously and believe that becoming profitable allows us to better serve our customers in the long term. We intend to continue delivering value to our customers through the use of our best-practices knowledge and domain and industry expertise.”

The company will discuss additional specific financial and resizing-related questions during its first quarter 2005 earnings announcement in late April.

About i2

i2 is a leading provider of demand-driven supply chain solutions designed to enable business agility. i2’s flexible solutions can synchronize demand and supply across an ever-changing global supply network. Nineteen of the AMR Research Top 25 Global Supply Chains belong to companies who are i2 customers. Seven of the Fortune global top 10 are also customers of i2. Founded in 1988 with a commitment to customer success and supply chain innovation, i2 has a history of delivering value by implementing solutions designed to provide a rapid return on investment. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

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i2 Announces Global Restructuring

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding estimated operating expense reductions, a plan to return i2 to profitability, establishing a foundation for future growth of i2, improvements in i2’s core business processes and company productivity, the estimated timing of a restructuring charge, the scope and focus of i2’s restructuring activities and i2’s delivery of value to customers. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Annual Report on Form 10-K filed March 16, 2005. i2 assumes no obligation to update the forward-looking information contained in this news release.

For More Information Please Contact:

Beth Elkin

i2 Corporate Communications

469-357-4225

beth_elkin@i2.com

Mark Hillman

i2 Analyst Relations

617-551-2754

mark_hillman@I2.com